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                                                                  Exhibit 10(ii)
                                                                  --------------

                                   Agreement

                  Effective as of the 1/st/ Day of May, 1999

                                By and between

                             Tice Technology, Inc
                            A Delaware Corporation
                    With its principal place of business at
                           6711 Maynardville Highway
                          Knoxville, Tennessee 37918
                                (the "Company")

                                      and

                                William A. Tice
                            7610 Breckenridge Lane
                              Knoxville, TN 37938
                               (the "Employee")



                                  WITNESSETH
                                  ----------


     Whereas, the Company and Employee mutually desire to enter into this Agreement with respect to Employee's employment with the Company;

     Now, therefore, in consideration of the mutual covenants hereinafter contained, the Company and Employee agree as follows:

1. Employment and Term. The Company agrees to employ the Employee and the Employee agrees to serve the Company as the Executive Vice President of the Company for a term beginning May 1, 1999 and ending April 30, 2002, unless sooner terminated in accordance with Section 9. This agreement shall be automatically extended for twelve-month periods after April 30, 2002 unless otherwise terminated as provided herein or unless either party shall have given to the other written notice of termination 3 months prior to the start of any extension period.

2. Duties. Employee agrees to serve the Company faithfully and to the best of his ability; to devote his entire time, energy and skill during regular business hours to such employment; to use his best efforts, skill and ability to promote its interest; and to perform such duties as from time to time may be assigned to him by the Board of Directors.

3. Responsibilities. Employee's area of responsibility shall be that of Executive Vice President of the Company and during the term of this Agreement the duties assigned to Employee shall
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     not be inconsistent therewith and further, Employee shall at all times have executive powers and authority as shall be reasonably required to enable him to discharge such duties in an efficient manner, together with such facilities and services as are suitable or customary to his position.

4. Compensation. The Company agrees to pay Employee as compensation for all duties performed by him in any capacity during the period of his employment under this Agreement:

     (a) base salary of $150,000 per annum payable in at least equal monthly installments or such higher base salary as may be established in annual reviews of performance and compensation by the Board of Directors; and

     (b) beginning in fiscal year ending March 31, 2001, a target bonus of up to 50% of base salary payable in accordance with goals and objectives set forth annually for the Company by the Board of Directors.

5. Severance Pay. In the event the Employee is terminated without cause (cause is as defined in Section 9), the Company will provide the Employee with severance pay equal to one year of his then current base salary plus target incentive of 50% of base pay. This amount will be paid in a lump sum within 15 days of termination. In the event this severance payment is made to the Employee, compensation payments as provided in Section 4 will cease and no further compensation payments will be earned or payable under this agreement. Benefits and perquisites will be furnished for a one-year period following termination.

6.   Benefits, Reimbursements of Expenses.  Employee shall be entitled:

     (a) to participate in all of the benefit programs which are presently or may hereafter be provided by the Company to its executives and key employees, including, without limitation, all retirement, health insurance and life insurance programs;

     (b) to reimbursement for all expenses reasonably incurred by him in connection with the performance of his duties, including, without limitation, travel and entertainment expenses reasonably related to the business or interests of the Company, upon submission by him of written documentation of such expenses;

     (c) to an automobile or automobile allowance of $1,000 per month during the term of his employment. The Company shall afford the Employee the right to use an automobile on a continuing basis. The Company shall pay all reasonable expenses associated with the operation of such automobile in the same manner as is, from time to time, in effect with respect to executive officers of the Company, including, without limitation, all reasonable maintenance and insurance expenses. At the expiration of the term of the Agreement, employee shall promptly return the automobile to the Company.
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7.   Inventions; Confidential Information; Competitors.

     (a) All inventions, whether or not patentable, conceived or developed by the Employee that may reasonably relate to the Company's business, alone or with others, during his employment by the Company shall be the property of the Company and shall be promptly and fully disclosed by the Employee to the Company. Employee shall perform all necessary actions to vest title fully to any such invention in the Company and to enable the Company, at its expense, to secure and maintain domestic and/or foreign patents or any other rights for such inventions.

     (b) Without the express prior written consent of the Company, Employee shall not disclose or make available to anyone outside the Company any confidential or proprietary information of the Company including, without limitation, trade secrets, know how, customer lists, inventions or other information not generally known to any competitor of the Company. Upon termination of this Agreement, Employee shall promptly deliver to the Company all documents containing such confidential or proprietary information without retaining any copies or extracts thereof.

     (c) During the time he is employed by the Company, Employee shall not serve as officer, director or employee or be associated in any other capacity with any corporation, partnership or other entity or person that is a competitor of the Company. During such period Employee shall have no financial interest in any corporation, partnership or other entity which is a competitor of the Company, except participation solely as a stockholder owning not more than 5% of the outstanding shares of a publicly owned business.

     (d) Employee acknowledges that his services are special, unique, unusual and extraordinary, giving them peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages and, in the event of Employee's breach of this Section 7, the Company shall be entitled to equitable relief by way of injunction or otherwise.

8. Work Situs and Relocation. Except for occasional travel, Employee shall not be required to perform his duties under this Agreement outside of the Knoxville, Tennessee area.

9. Termination. This agreement shall terminate prior to the expiration of its term upon the occurrence of any of the following:

     (a)  employee's death;

     (b)  employee's permanent disability;

     (c) employee's gross misconduct, material dishonesty or felony conviction in which event the Company may elect to terminate this Agreement upon sixty (60) days prior written notice to Employee; or

     (d)  cessation of all or substantially all business of the Company.
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10.  Breach of Agreement. In the event of the breach of any material provision of this Agreement by the Company, the Employee shall be entitled to receive the severance pay, benefits and perquisites due him as provided in Section
     5. If the Company and Employee become involved in litigation relating to any alleged breach of this Agreement, and if a judgement in such litigation is rendered in favor of one of the parties, the party against whom the judgment is rendered will reimburse the prevailing party for all reasonable costs (including reasonable fees and disbursements of counsel) incurred by such party in connection with such litigation upon presentation to the Company of evidence of such costs.

11. Termination of Prior Agreements. This Agreement expressly supersedes all employment agreements and understandings between the parties and any such agreements are terminated as of the date first written above.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives and to any successor of the Company, which successor shall be deemed substituted for the Company under the terms of this Agreement. As used in this Agreement, the term "successor" shall included any person, firm, corporation or other business entity which at a time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

13. Waiver of Breach. The waiver of a breach of any provision of this Agreement by a party shall not operate or be construed as a waiver of any subsequent breach by such party.

14. Notices. All notices, claims, requests, demands and other communications hereunder will be in writing and will be deemed given if delivered by hand, if mailed (by registered or certified mail, return receipt requested and postage prepaid), if sent by reputable overnight courier service for next business day delivery, or if sent by facsimile transmission, to the Employee at the most recent address provided by the Employee to the Company and to the Company at its principle place of business, or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication will be effective (a) if given by facsimile transmission, when transmitted to the applicable number specified in (or pursuant to) this Section and an appropriate mechanical or voice confirmation is received, (b) if given by United States mail, on the earlier of the date of receipt or the fifth day after deposit in the mails, or (c) if given by any other means, on the date of receipt.

15. Entire Agreement. This document contains the entire agreement of the parties and may not be changed except in a written modification signed by both parties.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, as applied to contracts executed and performed wholly within the State of Tennessee.
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     In Witness Whereof, the parties have executed this Agreement as of the date below.


                              TICE TECHNOLOGY, INC.

                              By:   /s/
                                    ------------------------

                              Date:
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                              WILLIAM A. TICE

                              By:   /s/
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                              Date:
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